Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

FOR THE TENDER OF
CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE
OF
REVLON, INC.

This form or one substantially equivalent hereto must be used to accept the exchange offer (the “Exchange Offer”) of Revlon, Inc. (“Revlon” or the “Issuer”) made pursuant to the Offer to Exchange, dated August 10, 2009 (the “Offer to Exchange”), if certificates for shares of Revlon’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to be received by American Stock Transfer & Trust Company, as exchange agent for the Exchange Offer (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by mail, facsimile transmission, hand delivery or courier to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender shares of Class A Common Stock pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) must also be received by the Exchange Agent, together with any other documents required by the Letter of Transmittal, prior to 5:00 p.m., New York City time, on the Expiration Date. Terms used but not defined herein shall have the respective meanings ascribed to them in the Offer to Exchange.

DELIVERY TO:

If delivering by mail:	By Facsimile Transmission (for eligible institutions only):	If delivering by hand or courier:
American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company Attn: Reorganization Department 877-248-6417 or 718-921-8317	American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219-5441

For assistance call (877) 248-6417 or (718) 921-8317

Delivery of this instrument to an address other than as set forth above, or transmission of this instrument via facsimile other than as set forth above, will not constitute a valid delivery.

This instrument is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Offer to Exchange and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuer the shares of Class A Common Stock set forth below pursuant to the guaranteed delivery procedure described in “Terms of the Exchange Offer — Procedures for Tendering — Guaranteed Delivery” section of the Offer to Exchange.

DESCRIPTION OF SHARES OF CLASS A COMMON STOCK
Name(s) and Address(es) of Registered Owner(s)
(If blank, please fill in exactly as name(s)	Share Certificate(s) and Share(s) Tendered
appear(s) on share certificate(s))	(attach additional list if necessary)
	Share	Total Number of	Number of
	Certificate	Shares Represented	Shares
	Number(s)*	by Certificate(s)*	Tendered**

Total Shares:

* Need not be completed by book-entry stockholders.
** Unless otherwise indicated in this table, all shares of Class A Common Stock represented by the certificates described above are being tendered in the Exchange Offer.

☐	Check here if the certificates of tendered shares of Class A Common Stock were issued prior to the Issuer’s 1-for-10 reverse stock split, effected in September 2008. See Instruction 12 to the Letter of Transmittal.

☐	Check here if tendered shares of Class A Common Stock are being delivered by book-entry transfer made to the account maintained by the Exchange Agent with The Depository Trust Company (the “Book-Entry Transfer Facility”) and complete the following:

Name of Tendering Institution

Account Number

Transaction Code Number

PLEASE SIGN HERE

X

X
	Signature(s) of Holder(s) or Authorized Signatory	Date

Area Code and Telephone Number: (     )

Must be signed by the holder(s) of shares of Class A Common Stock as their name(s) appear(s) on certificates for shares of Class A Common Stock or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. If shares of Class A Common Stock will be delivered by book-entry transfer to the Book-Entry Transfer Facility, please provide account number.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

Account:

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

GUARANTEE
(Not to be used for signature guarantees)

The undersigned, a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including a participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program and the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the shares of Class A Common Stock tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such shares of Class A Common Stock into the Exchange Agent’s account at the Book-Entry Transfer Facility pursuant to the procedures set forth in “Terms of the Exchange Offer — Procedures for Tendering — Guaranteed Delivery” section of the Offer to Exchange, together with one or more properly and duly executed Letters of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three NYSE trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Title

Zip Code	Name:

Area Code and Tel. No.
(Please Type or Print)

Dated:

Note: Do not send the certificates representing shares of Class A Common Stock with this form. Certificates representing shares of Class A Common Stock should be sent only with a copy of your previously executed Letter of Transmittal.

4